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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)      July 3, 1996
                                                             ------------

                               Essex Bancorp, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)


      Delaware                        1-10506                 54-1721085
      --------                        -------                ------------
(State or other juris-              (Commission             (I.R.S. Employer
diction of incorporation)           File Number)           Identification No.)


Reflections II, Suite 200
  200 Golden Oak Court
Virginia Beach, Virginia                                        23452
- ------------------------                                        -----
 (Address of principal                                         (Zip Code)
   executive offices)


       Registrant's telephone number, including area code  (804) 486-8700
                                                           --------------

______________________________________________________________________________
(Former name or former address, if changed since last report.)


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ESSEX BANCORP, INC.

Item 5--Other Events

     The Registrant issued a press release dated July 3, 1996 announcing that its thrift subsidiary, Essex Savings Bank, F.S.B. (the "Bank"), had signed an agreement to sell its Norfolk, Portsmouth, Hampton, Newport News, and Grafton retail bank branches (the "Branches") to CENIT Bank, FSB, a federal savings bank headquartered in Norfolk, Virginia. The sale of the Branches, which aggregated approximately $70 million in deposits as of June 30, 1996, is anticipated to close in the third quarter of 1996 and is dependent upon regulatory approval. This sale, in addition to the separate completed sale of the Bank's Charlotte, North Carolina branch in March 1996 and the upcoming sale to Centura Bank, Inc. of its Raleigh, Greensboro, and Wilmington, North Carolina branches (for which all regulatory approvals have been received), brings the total deposits sold and anticipated to be sold by the Bank during 1996 to approximately $171 million. As a result of the decision to sell the Branches, the Registrant plans to write down the net asset value of the Branches, including goodwill, to their estimated net realizable value through a second quarter charge to earnings of approximately $6 million.

     In addition to the sale of the Branches, the Registrant announced an increase during the second quarter of 1996 in the specific loss allowance on the Bank's problem credit secured by a low-income apartment complex in Richmond, Virginia. Management anticipates that a charge to earnings of approximately $800 thousand, before any additions to general loan loss reserves, will be required to increase the loan loss allowance to an adequate level. Management is of the opinion that after the branch sales and the additional loss provisions, the Bank will be well-capitalized from a regulatory capital standpoint.

     The disclosures contained within the press release are deemed significant to stockholders. Therefore, these disclosures are incorporated by reference to the press release, which is included herein as Exhibit 99.1.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        Essex Bancorp, Inc.
                                        -------------------
                                        Registrant


Dated:  July 12, 1996                   By: /s/ Mary-Jo Rawson
                                            --------------------------------
                                            Vice President and Chief
                                              Accounting Officer







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                                EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
- -----------    -----------

  10.1 Branch Purchase and Deposit Assumption Agreement dated July 2, 1996 between Essex Savings Bank, F.S.B. and CENIT BANK, F.S.B., including Exhibits A, B and C

  99.1         Essex Bancorp, Inc. press release dated July 3, 1996



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